UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2011

PROVIDENT FINANCIAL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-28304	33-0704889
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3756 Central Avenue, Riverside, California	92506
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (951) 686-6060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective July 21, 2011, Provident Financial Holdings, Inc.’s (“Corporation”) wholly owned subsidiary, Provident Savings Bank, F.S.B. (“Bank”) and the Bank’s Board of Directors have renewed the current employment agreement with Craig G. Blunden (“Mr. Blunden”), the Chief Executive Officer of the Corporation and the Bank.  The Personnel/Compensation Committee of the Board recommended and the Board of Directors determined that a renewal of Mr. Blunden’s employment agreement was necessary to assure continuity of leadership and account for modifications to the organizational structure of the Corporation and Bank from the time that the employment agreement was first approved.  The agreement has a term of three years and may be extended as recommended by the Personnel/Compensation Committee and authorized by the Board.  The agreement provides for a base salary of $385,000 per year, unchanged from Mr. Blunden’s current salary, which is subject to ongoing review by the Bank’s Personnel/Compensation Committee of the Board and provides that Mr. Blunden will serve as the Chief Executive Officer of the Bank and provide services to the Corporation and its subsidiaries.  No other material changes were made to the existing terms and conditions of the employment agreement.

Also, on July 21, 2011, the Board of Directors of the Bank approved the following cash award payments to the Bank’s executive officers:  Craig G. Blunden, Chairman and Chief Executive Officer, $150,000; Richard L. Gale, Senior Vice President-Mortgage Banking, $600,000; Kathryn R. Gonzales, Senior Vice President-Retail Banking, $40,000; Lilian Salter, Senior Vice President-Chief Information Officer, $35,000; Donavon P. Ternes, President, Chief Operating Officer and Chief Financial Officer, $100,000; and David S. Weiant, Senior Vice President and Chief Lending Officer, $40,000.  The cash awards were recommended by the Bank’s Personnel/Compensation Committee of the Board, and approved by the Board of Directors as a result of the Bank’s significantly improved financial performance for fiscal 2011.

Additionally, the Board of Directors approved a $5,000 cash award payment to each non-executive member of the Board of Directors.

The cash award payments approved by the Bank’s Board of Directors will be made on or before August 15, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 26, 2011	PROVIDENT FINANCIAL HOLDINGS, INC.

/s/ Craig G. Blunden
Craig G. Blunden Chairman and Chief Executive Officer (Principal Executive Officer)

/s/ Donavon P. Ternes
Donavon P. Ternes President, Chief Operating Officer and Chief Financial Officer (Principal Financial and Accounting Officer)